China Bio-Energy Corp.

Consolidated Financial statements

June 30, 2011 and December 31, 2010

(Stated in US Dollars)

China Bio-Energy Corp.

REPORT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of
China Bio-Energy Corp.

We have reviewed the accompanying interim consolidated Balance Sheets of China Bio-Energy Corp. (“the Company”) as of June 30, 2011 and December 31, 2010, and the related statements of income, stockholders’ equity, and cash flows for the three months and six months ended June 30, 2011 and 2010.  These interim consolidated financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with U.S. generally accepted accounting principles.

San Mateo, California	Samuel H. Wong & Co., LLP
September 29, 2011	Certified Public Accountants

China Bio-Energy Corp.
Consolidated Balance Sheets
As of June 30, 2011 and December 31, 2010
(Stated in US Dollars)

	Note	June 30, 2011	December 31, 2010
		[Unaudited]	[Audited]
Assets
Current assets
Cash and cash equivalents	2D	$3,397,337	$2,253,976
Restricted cash	3	320,728	259,228
Accounts receivable, net	2E, 4	3,678,819	1,454,614
Other Receivable		1,547,030	-
Inventory	2F, 5	1,620,466	1,131,229
Prepaid expenses		525,020	525,843
Total current assets		11,089,400	5,624,890

Non-current assets
Plant and equipment, net	2G, 6	3,251,105	3,147,022
Construction in progress		-	-
Intangible assets, net	2H, 7	3,304,479	3,236,591
Deposits		3,095	266,266
Total non-current assets		6,558,679	6,649,879

Total Assets		$17,648,079	$12,274,769

Liabilities and Stockholders’ Equity

Liabilities
Current liabilities
Bank loans	8	$464,109	$453,734
Accounts payable and accruals	9	1,213,803	390,240
Taxes payable	10	-	9,261
Total current liabilities		1,677,912	853,235

Non-current liabilities
Related party payable	11	801,361	1,678,877
Total non-current liabilities		801,361	1,678,877

Total Liabilities		$2,479,273	$2,532,112

See Accompanying Notes to the Financial Statements.

China Bio-Energy Corp.
Consolidated Balance Sheets
As of June 30, 2011 and December 31, 2010
(Stated in US Dollars)

	Note	June 30, 2011	December 31, 2010
		[Unaudited]	[Audited]
Stockholders’ Equity
Common stock, $0.001 par value, 100,000,000 shares authorized; 28,766,267 and 27,312,515 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively		$28,767	$27,313
Additional paid-in capital		5,462,316	931,026
Statutory reserves	2L, 15	898,271	898,271

Retained earnings		8,196,939	7,592,577
Accumulated other comprehensive income		582,513	293,470
Total stockholders’ equity		$15,168,806	$9,742,657

Total Liabilities and Stockholders’ Equity		$17,648,079	$12,274,769

See Accompanying Notes to the Financial Statements.

China Bio-Energy Corp.
Unaudited Consolidated Statements of Income
For the three and six months ended June 30, 2011 and 2010
(Stated in US Dollars)

	Note	Three months ended June 30		Six months ended June 30
		2011	2010	2011	2010

Revenue	2N	$12,329,334	$10,309,108	$19,433,937	$14,788,482
Cost of revenue	2O	9,602,751	7,576,776	14,695,509	11,137,219
Gross profit		2,726,583	2,732,332	4,738,428	3,651,263

Selling expenses		227,172	59,025	358,915	164,854
General and administrative expenses		514,624	658,810	1,094,494	751,827
Total operating expenses		741,796	717,835	1,453,409	916,681

Operating income		1,984,787	2,014,497	3,285,019	2,734,582

Other income/(expenses)
Other expenses		(4,756)	-	(77,517)	-
Share compensations	17	(898,440)	-	(2,187,240)	-
Interest income		4,488	2,922	10,109	3,185
Interest expenses		(8,797)	-	(16,721)	-
Total other income/(expenses)		(907,505)	2,922	(2,271,369)	3,185

Pre-tax income		1,077,282	2,017,419	1,013,650	2,737,767

Provisions for income tax	2K, 12	247,606	252,177	409,288	342,221

Net income/(loss)		$829,676	$1,765,242	$604,362	$2,395,546

Earnings per share	2P, 16
Basic		$0.03	$0.06	$0.02	$0.09
Diluted		$0.03	$0.06	$0.02	$0.09

Weighted average shares outstanding
Basic		28,047,515	27,312,515	27,717,209	27,312,515
Diluted		28,047,515	27,312,515	27,717,209	27,312,515

See Accompanying Notes to the Financial Statements.

China Bio-Energy Corp.
Unaudited Consolidated Statements of Cash Flows
For the three and six months ended June 30, 2011 and 2010
(Stated in US Dollars)

	Three months ended June 30		Six months ended June 30
	2011	2010	2011	2010
Net Income	$829,676	$1,765,242	$604,362	$2,395,546
Adjustments to reconcile net income to net cash from operations:
Amortization	1,290	966	2,387	1,923
Depreciation	96,941	69,556	176,608	139,968
Provision for bad debt	131,598	89	117,063	22,264
Share compensation	898,440	-	2,187,240	-
Changes in operating assets and liabilities:
(Increase)/decrease in restricted cash	(5,568)	-	(61,500)
(Increase)/decrease in accounts and other receivables	(2,656,955)	(416,919)	(3,888,298)	(152,055)
(Increase)/decrease in inventories	1,822,221	137,176	(489,236)	(183,311)
(Increase)/decrease in prepaid expenses and taxes	704,562	(963,097)	821	(955,801)
Increase/(decrease) in accounts payables and accruals	239,129	804,121	823,563	1,659,821
Increase/(decrease) in customer deposits	(773,653)	-	-	-
Increase/(decrease) in taxes payables	(10,079)	461,638	(9,261)	600,854
Net cash provided/(used) by operating activities	1,277,602	1,858,772	(536,251)	3,529,209

Cash flows from investing activities
Payments for purchases and construction of plant and equipment	(194,440)	(114,873)	(396,866)	(198,764)
Proceeds from disposal of equipment	1,876	-	116,175	-
Payments for purchases of intangible assets	(35,548)	-	(70,275)	-
Proceeds from return of deposits	26	(1,024,179)	263,172	(1,024,179)
Net cash provided/(used) by investing activities	(228,086)	(1,139,052)	(87,794)	(1,222,943)

Cash flows from financing activities
Capital contribution from shareholders	390,850	-	2,345,504	-
Proceeds/(repayments) of related party loan	(899,786)	(1,365,031)	(877,516)	(1,117,451)
Net cash provided by financing activities	(508,936)	(1,365,031)	1,467,988	(1,117,451)

Net Increase of cash and cash equivalents	540,580	(645,311)	843,943	1,188,815

Effect of foreign currency translation on cash	226,335	4,851	299,419	4,857

Cash & cash equivalents at beginning of period	2,630,422	1,919,124	2,253,975	84,992

Cash & cash equivalents at end of period	$3,397,337	$1,278,664	$3,397,337	$1,278,664

Supplementary information
Interest received	$4,488	$3,185	$10,109	$2,922
Interest paid	(8,797)	-	(16,721)	-
Income taxes paid	(253,204)	-	(410,709)	-

See Accompanying Notes to the Financial Statements.

China Bio-Energy Corp.
Unaudited Consolidated Statements of Stockholders’ Equity
As of June 30, 2011 and December 31, 2010
(Stated in US Dollars)

						Accumulated
	Number		Additional			other
	Of	Common	paid in	statutory	Retained	comprehensive
	Shares	stock	Capital	reserve	earnings	income	Total
Balance at January 1, 2010	27,312,515	$27,313	$926,026	$-	$2,817,808	$26,757	$3,797,904
Capital contribution from shareholders	-	-	5,000	-	-	-	5,000
Net income	-	-	-	-	5,673,040	-	5,673,040
Appropriations of retained earnings	-	-	-	898,271	(898,271)	-	-
Foreign currency translation adjustment	-	-	-	-	-	266,713	266,713
Balance at December 31, 2010	27,312,515	$27,313	$931,026	$898,271	$7,592,577	$293,470	$9,742,657

Balance at January 1, 2011	27,312,515	$27,313	$931,026	$898,271	$7,592,577	$293,470	$9,742,657
Issuance of common stock	1,453,752	1,454	2,185,786	-	-	-	2,187,240
Capital contribution from shareholders	-	-	2,345,504	-	-	-	2,345,504
Net Income	-	-	-	-	604,362	-	604,362
Appropriations of retained earnings	-	-	-	-	-	-	-
Foreign currency translation adjustment	-	-	-	-	-	289,043	289,043
Balance at June 30, 2011	28,766,267	$28,767	$5,462,316	$898,271	$8,196,939	$582,513	$15,168,806

	Comprehensive Income
			Accumulated
	June 30, 2011	December 31, 2010	Total
Net income/(loss)	$604,362	$5,673,040	$6,277,402
Foreign currency translation adjustment	289,043	266,713	555,756
	$893,405	$5,939,753	$6,833,158

See Accompanying Notes to the Financial Statements.

China Bio-Energy Corp.
Notes to Financial Statements
As of June 30, 2011 and December 31, 2010
(Stated in US Dollars)

1.	The Company and Principal Business Activities

A.	Organization and Structure

I.	Ultimate Holding Company
a.)
China Bio-Energy Corp. (the “Company”) formerly known as China INSOnline Corp. was incorporated on December 23, 1988 as a Delaware corporation. It became a shell company in June 2010 as a result of winding down all operations.

II.	Intermediary Holding Companies

a.)	Ding Neng Holdings Ltd. (“Ding Neng Holdings”) is an investment holding company that was incorporated under the laws of British Virgin Islands (“BVI”) on October 20, 2010.

b.)
Ding Neng Bio-technology Co., Ltd. (“Ding Neng HK”) was incorporated under the laws of Hong Kong on September 10, 2010. Ding Neng HK does not have any operations. Its sole purpose is to act as an intermediary holding company. Ding Neng HK is wholly-owned by Ding Neng Holdings.

c.)
On November 2, 2010, under the laws of the People’s Republic of China (“PRC”), Zhangzhou Fuhua Biomass Energy Technology Co., Ltd. (“WOFE”) was incorporated as a wholly-foreign owned entity. WOFE is wholly-owned by Ding Neng HK.

WOFE does not conduct operations. All operations are conducted through the operating entity Fujian Zhangzhou Ding Neng Bio-technology Co., Ltd. (“Ding Neng Bio-tech”) via a variable interest entity agreement.

III.	Operating Entity

All of the Company’s operations are located in the PRC, and are conducted through its operating entity Ding Neng Bio-tech detailed below:

a.)
Ding Neng Bio-tech was incorporated under the laws of the PRC on December 8, 2006. It is located in Zhangzhou city Fujian Province of PRC. Ding Neng Bio-tech engages in the production, refinement and distribution of bio-diesel fuel in Southern China. Ding Neng Bio-tech operates a biodiesel manufacturing facility in Zhangzhou city. Currently the raw materials used in Ding Neng Bio-tech’s production of biodiesel are refined animal fats and crude and refined vegetable oils.

B.	Variable Interest Entity Agreement

In November 2010, WFOE entered into a Consulting Service Agreement with Ding Neng Bio-tech, which entitles WFOE to substantially all of the economic benefits of Ding Neng Bio-tech in consideration of services provided by WFOE to Ding Neng Bio-tech. In addition, WFOE entered into certain agreements with each of Xinfeng Nie, Sanfu Huang, and Shunlong Hu (the “Ding Neng Bio-tech shareholders”), including an Option Agreement allowing WFOE to acquire the shares of Ding Neng Bio-tech as permitted by PRC laws, a Voting Rights Proxy Agreement that provides WFOE with the voting rights of the Ding Neng Bio-tech shareholders and an Equity Pledge Agreement that pledges the shares in Ding Neng Bio-tech to WFOE. Effective control of Ding Neng Bio-tech was transferred to WFOE through these series of contractual arrangements without transferring legal ownership in Ding Neng Bio-tech to WFOE (the “Reorganization”). As a result, Ding Neng Bio-tech became a variable interest entity (“VIE”) and was included in the consolidated group.

China Bio-Energy Corp.
Notes to Financial Statements
As of June 30, 2011 and December 31, 2010
(Stated in US Dollars)

C.	Share Exchange Agreements

On December 6, 2010, the Company entered into an Amendment (the “Amendment”) to the Share Exchange Agreement dated November 12, 2010 with Ding Neng Holdings. Pursuant to the Share Exchange Agreement and the Amendment provides for an acquisition transaction (the “Acquisition”) in which the Company, through the issuance of 25,875,000 shares of its common stock with par value $0.001 representing 90% of the issued and outstanding common stock immediately following the closing of the Acquisition, acquired 100% of Ding Neng Holdings.

The closing of the Acquisition took place on February 10, 2011 (the “Closing Date”).  On the Closing Date, pursuant to the terms of the Share Exchange Agreement as amended, the Company acquired all of the outstanding equity securities of Ding Neng Holdings from the shareholders of Ding Neng Holdings; and the shareholders of Ding Neng Holdings transferred and contributed all of their issued and outstanding shares of Ding Neng Holdings to the Company.

The share exchange transaction has been accounted for as a recapitalization of Ding Neng Bio-tech where the Company (the legal acquirer) is considered the accounting acquiree and Ding Neng Bio-tech (the legal acquiree) is considered the accounting acquirer.  As a result of this transaction, the Company is deemed to be a continuation of the business of Ding Neng Bio-tech. Accordingly, the financial data, included in the accompanying consolidated financial statements for all periods prior to February 10, 2011, is that of the accounting acquirer, Ding Neng Bio-tech.  The historical stockholders’ equity of the accounting acquirer prior to the share exchange has been retroactively restated as if the share exchange transaction occurred as of the beginning of the first period presented.

2.	Significant Accounting Policies

A.	Method of accounting

The Company maintains its general ledger and journals with the accrual method of accounting in accordance to PRC generally accepted accounting principles (“GAAP”).  For financial statement reporting purposes, the Company has converted its PRC GAAP financial statements to financial statements that are presented in accordance to generally accepted accounting principles in the United States of America.  The conversion of the Company’s financial statements from presentation in accordance with PRC GAAP to US GAAP did not result in any reconciling items on the accompanying financial statements.

The financial statements and accompanying notes are representations of management.

B.	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries.  All significant inter-company balances such as due to/due from, investment in subsidiaries, and subsidiaries’ capitalization have been eliminated.

China Bio-Energy Corp.
Notes to Financial Statements
As of June 30, 2011 and December 31, 2010
(Stated in US Dollars)

C.	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Significant estimates and assumptions are used for, but not limited to: (1) allowance for trade receivables, (2) economic lives of property, plant and equipment, (3) asset impairments, and (4) contingency reserves. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates

D.	Cash and cash equivalents

The Company classifies the following instruments as cash and cash equivalents: cash on hand, unrestricted bank deposits, and all highly liquid investments purchased with original maturities of three months or less.

E.	Accounts receivable

Accounts receivable are disclosed at the net value of all outstanding invoice amounts less management’s estimate for doubtful accounts. Management regularly reviews outstanding accounts and provides an allowance for doubtful accounts. Management’s allowance for doubtful accounts at June 30, 2011 and December 31, 2010 was 5% of gross accounts receivables.

In regards to the Company’s allowance for doubtful accounts, we keep one general reserve, the amount of which equals 5% of gross account receivables. We have no specific reserve, as we believe adequate provisions for doubtful accounts have been provided through our general reserve. When estimating the allowance for doubtful accounts, we take into consideration: 1) our track record of payment collection, which shows zero experience of any material delinquent accounts that were uncollectible and that we have not written off material balance; 2) the enhanced measures we currently take to minimize failure of collection, which include having internal staff call for payment, filing legal pledge, collecting agent to collect the outstanding balance, etc. Since our collection period of receivables has never exceeded one year, based on past experience, we believe collection becomes improbable once they exceed the threshold of one year. Thus we will write off receivables against allowance for doubtful accounts once they are older than one year.

F.	Inventories

Inventories consist of finished goods and raw materials. Inventories are valued at the lower of cost, as determined on a first-in first-out basis, or market. Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. Management writes down the inventories to market value if it is below cost. Management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required. Costs of raw material inventories include purchase and related costs incurred in bringing the products to their present location and condition. Finished goods are comprised of direct materials, direct labor, and an appropriate proportion of overhead.

China Bio-Energy Corp.
Notes to Financial Statements
As of June 30, 2011 and December 31, 2010
(Stated in US Dollars)

G.	Plant and equipment

Plant and equipment are carried at cost less accumulated depreciation.  Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	20 years
Machinery and equipment	10 years
Motor vehicles	5 years
Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

H.	Intangible assets

The Company individually tracks and accounts for each intangible asset.  Each intangible asset is carried at its original acquisition cost less accumulated amortization. The Company provides amortization for each intangible asset using the straight line method over its estimated useful life.

I.	Accounting for impairment of long lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), ASC 360-10-35.  The Company evaluates its long lived assets for impairment when indicators of impairment are present or annually, whichever occurs sooner.  In the event that there are indications of impairment, the Company will record a loss to statements of income equal to the difference between the carrying value and the fair value of the long lived asset.  The Company typically, but not exclusively uses the expected future discounted flows method to determine fair value of long lived asset subject to impairment.  The fair value of long lived assets that held for disposition will include the cost of disposal.

The Company’s long-lived assets are grouped by their presentation on the consolidated balance sheets, and further segregated by their operating and asset type.  Long-lived assets subject to impairment include buildings, equipment, vehicles, software licenses, and land-use-rights.  The Company makes its determinations based on various factors that impact those assets.

The Company assessed its buildings, equipment, vehicles, software licenses, and land-use-rights for production. At December 31, 2010, the Company concluded that certain equipments were obsolete, and disposed them in the first quarter of 2011, the total loss on such disposals to be $443,027 and had recorded it as impairment loss for the year then ended. At June 30, 2011, the Company has concluded its long-lived assets have not experienced any impairment losses because the Company’s long lived assets have enabled the Company to experience significant profit growth during the six months ended June 30, 2011.

J.	Advertising expenses

The Company expenses advertising costs as incurred.

China Bio-Energy Corp.
Notes to Financial Statements
As of June 30, 2011 and December 31, 2010
(Stated in US Dollars)

K.	Income taxes

The Company uses the accrual method of accounting to determine income taxes for the year. The Company has implemented FASB ASC 740 Accounting for Income Taxes.  Income tax liabilities computed according to the United States, People’s Republic of China (PRC), and Hong Kong tax laws provide for the tax effects of transactions reported in the financial statements and consists of taxes currently due, plus deferred taxes, related primarily to differences arising from the recognition of expenses related to the depreciation of plant and equipment, amortization of intangible assets, and provisions for doubtful accounts between financial and tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled.  Deferred taxes also are recognized for operating losses that are available to offset future income taxes.

A valuation allowance is recognized for deferred tax assets if it is more likely than not, that the deferred tax assets will either expire before the Company is able to realize that tax benefit, or that future realization is uncertain.

L.	Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

M.	Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB).  The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Exchange Rates	Six month ended June 30, 2011	Twelve months ended December 31, 2010	Six months ended June 30, 2010
Period-end RMB : US$ exchange rate	6.46400	6.61180	6.80860
Average period RMB : US$ exchange rate	6.54818	6.77875	6.83667

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into US Dollar at the rates used in translation.

China Bio-Energy Corp.
Notes to Financial Statements
As of June 30, 2011 and December 31, 2010
(Stated in US Dollars)

N.	Revenue recognition

In accordance to FASB ASC 605-10, The Company recognizes revenue net of value added tax (VAT) when persuasive evidence of an arrangement exists, delivery of the goods has occurred, customer acceptance has been obtained, which means the significant risks and ownership have been transferred to the customer, the price is fixed or determinable and collectability is reasonably assured. No return allowance is made as products returns are insignificant based on historical experience. Costs of distributing products to the Company’s customers are included in selling expenses.

O.	Cost of revenue

Cost of goods sold consists primarily of raw materials, utility and supply costs consumed in the manufacturing process, manufacturing labor, depreciation expense and direct overhead expenses necessary to manufacture finished goods as well as warehousing and distribution costs such as inbound freight charges, shipping and handling costs, purchasing and receiving costs.

P.	Earnings per share

The Company computes earnings per share (“EPS”) in accordance with FASB ASC 260 “Earnings per share”.  SFAS No. 128 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., contingent shares, convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Q.	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. The Company presents components of comprehensive income with equal prominence to other financial statements. The Company’s current component of other comprehensive income is the foreign currency translation adjustment.

R.	Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

China Bio-Energy Corp.
Notes to Financial Statements
As of June 30, 2011 and December 31, 2010
(Stated in US Dollars)

S.	Subsequent events

The Company evaluates subsequent events that have occurred after the consolidated balance sheet date but before the consolidated financial statements are issued. There are two types of subsequent events:  (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has evaluated subsequent events, and based on this evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustments to the consolidated financial statements.

T.	Recent accounting pronouncements

In January 2011, the FASB issued an Accounting Standard Update (“ASU”) No. 2011-01, “Receivables Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, to be concurrent with the effective date of the guidance for determining what constitutes a troubled debt restructuring, as presented in proposed Accounting Standards Update, Receivables (Topic 310): Clarifications to Accounting for Troubled Debt Restructurings by Creditors. The amendments in this Update apply to all public-entity creditors that modify financing receivables within the scope of the disclosure requirements about troubled debt restructurings in Update 2010-20. Under the existing effective date in Update 2010-20, public- entity creditors would have provided disclosures about troubled debt restructurings for periods beginning on or after December 15, 2010. The amendments in this Update temporarily defer that effective date, enabling public-entity creditors to provide those disclosures after the Board clarifies the guidance for determining what constitutes a troubled debt restructuring. The deferral in this Update will result in more consistent disclosures about troubled debt restructurings. This amendment does not defer the effective date of the other disclosure requirements in Update 2010-20. In the proposed Update for determining what constitutes a troubled debt restructuring, the Board proposed that the clarifications would be effective for interim and annual periods ending after June 15, 2011. For the new disclosures about troubled debt restructurings in Update 2010-20, those clarifications would be applied retrospectively to the beginning of the fiscal year in which the proposal is adopted. This new accounting pronouncement is not expected to have a material impact on the Company’s consolidated financial position or results of the operations.

In June 2011, the FASB issued an Accounting Standard Update (“ASU”) No. 2011-05, “Comprehensive Income (Topic 220). Under the amendments to Topic 220, Comprehensive Income, entities have the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This Update eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders' equity. The amendments in this Update should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. This new accounting pronouncement is not expected to have a material impact on the Company’s consolidated financial position or results of the operations.

China Bio-Energy Corp.
Notes to Financial Statements
As of June 30, 2011 and December 31, 2010
(Stated in US Dollars)

3.	Restricted Cash

Restricted cash represents interest bearing deposits placed with banks to secure letters of credit.

4.	Accounts Receivable

Accounts receivable at June 30, 2011 and December 31, 2010 consisted of the following: -

	June 30, 2011	December 31, 2010
Accounts receivable	$3,872,441	$1,531,173
Less: Allowance for doubtful accounts	193,622	76,559
Accounts receivable, net	3,678,819	$1,454,614

Allowance for doubtful accounts
Beginning balance	76,559	$81,076
Allowance provided	117,063	2,764
Charged against allowance	-	-
Reversals	-	(7,281)
Ending balance	193,622	$76,559

Accounts receivable aging analysis:-

	June 30, 2011	December 31, 2010
1-30 Days	$883,552	$1,531,173
30-60 Days	2,988,889	-
61-90 Days	-	-
91-120 Days	-	-
121-365 Days	-	-
Over 365 Days	-	-
Total	$3,872,441	$1,531,173

The Company believes it has provided adequate provisions for doubtful accounts. Doubtful allowance accounts at June 30, 2011 and December 31, 2010 was 5% of gross account receivables. In a situation, the Company uses all its efforts, such as having internal staff call for payment, filing legal pledges, or even hiring collecting agents to collect the outstanding balance, but the collection is no longer probable. The Company will write off the balance against the allowance for doubtful accounts. In the event that previously written off receivables are collected, the Company will re-establish the allowance of bad debt.

From the inception of business, the Company has not experienced any material delinquent accounts that were uncollectible, and has not written off material balance against the allowance for doubtful accounts.

5.	Inventories

	June 30, 2011	December 31, 2010
Raw Materials	$374,830	$401,667
Finished Goods	1,245,636	729,562
	$1,620,466	$1,131,229

China Bio-Energy Corp.
Notes to Financial Statements
As of June 30, 2011 and December 31, 2010
(Stated in US Dollars)

6.	Plant and Equipment

Plant and equipment consisted of the following at June 30, 2011 and December 31, 2010:-

At		Accumulated
June 30, 2011:-	Cost	Depreciation	Net
Buildings	$1,634,294	$238,403	$1,395,891
Manufacturing Equipment	2,354,069	558,198	1,795,871
Office Equipment	61,444	14,336	47,108
Vehicles	18,719	6,484	12,235
	$4,068,526	$817,421	$3,251,105

At		Accumulated
December 31, 2010:-	Cost	Depreciation	Net
Buildings	$1,597,761	$71,186	$1,526,575
Manufacturing Equipment	2,860,289	1,300,047	1,560,242
Office Equipment	55,149	8,645	46,504
Vehicles	18,301	4,600	13,701
	$4,531,500	$1,384,478	$3,147,022

Depreciation expenses were $ 176,608 and $332,412 for the six months and fiscal year ended June 30, 2011 and December 31, 2010, respectively.

7.	Intangible Assets

At		Accumulated
June 30, 2011:-	Cost	Amortization	Net
Land Use Rights	$178,969	$18,209	$160,760
Biology Assets	3,143,719	-	3,143,719
	$3,322,688	$18,209	$3,304,479

At		Accumulated
December 31, 2010:-	Cost	Amortization	Net
Land Use Rights	$178,969	$15,822	$163,147
Biology Assets	3,073,444	-	3,073,444
	$3,252,413	$15,822	$3,236,591

Land-use-rights represent the right to use and develop land in accordance to zoning laws granted by the local PRC government less accumulated amortization. Under PRC law, the company is permitted to sell, transfer, or mortgage its land-use-rights. Amortization expenses were $2,387 and $4,351 for the six months and fiscal year ended June 30, 2011 and December 31, 2010, respectively.

China Bio-Energy Corp.
Notes to Financial Statements
As of June 30, 2011 and December 31, 2010
(Stated in US Dollars)

In November 2009, the Company entered into an agreement with a shareholder of Ding Neng Bio-tech to purchase 165 acres of Sapindus forests and the forest land use rights for RMB 20,000,000 (approximately $3.1 million). As of June 30, 2011, the Company had paid $3,143,719 towards the total purchase price. The forests ownership and land use rights were obtained from Zhejiang Provenience Forestry Administration after the completion of certain administrative processes in December 2010.

8.	Bank Loans

Short-term bank loans:-
Creditor	Interest Rate	Maturity	June 30, 2011	December 31, 2010
China Minsheng Banking Corp., Ltd. – Xiamen Branch	6.3720%	7/27/2011	$464,109	$453,734
			$464,109	$453,734

The loan was guaranteed by Jianhu Qinglong Forest Development Co., Ltd. No covenant was applied.

9.	Accounts Payable and Accruals

Description	June 30, 2011	December 31, 2010
Payables for purchases of production materials	$1,083,580	$303,533
Miscellaneous payables and accrued expenses	130,223	86,707
	$1,213,803	$390,240

10.	Taxes payable

Description	June 30, 2011	December 31, 2010
Income tax payable	$-	$1,421
Value added tax payable	-	-
Personal Income tax withholding	-	7,840
	$-	$9,261

11.	Related Party Payable

Related party payable, $801,361 (approximately RMB 5.2) was due to the shareholder Mr. Sanfu Huang. Because the Company was lacking in favorable liquidity source, the board of directors approved a resolution on December 9, 2010 to authorize Mr. Sanfu Huang to pay on behalf of Ding Neng Bio-tech., $1,659,369 representing price increase of raw materials purchased as agreed by the Company. As of June 30, 2011, Ding Neng Bio-tech has repaid $858,008 to Mr. Sanfu Huang. The rest due to Mr. Huang has been fully paid on July 22, 2011.

China Bio-Energy Corp.
Notes to Financial Statements
As of June 30, 2011 and December 31, 2010
(Stated in US Dollars)

12.	Income Taxes

In respect of the Company and its subsidiaries domiciled and operated in United States, British Virgin Islands, Hong Kong and the People’s Republic of China, the taxation of these entities are summarized below:

Entities	Countries of Domicile	Income Tax Rate
China Bio-Energy Corp.	United States	34%
Ding Neng Holdings Limited	BVI	0%
Ding Neng Bio-technology Co., Limited	Hong Kong	16.5%
Zhangzhou Fuhua Biomass Energy Technology Co., Limited	PRC	12.5%
Fujian Zhangzhou Ding Neng Bio Technology Co., Limited	PRC	12.5%

Ding Neng Bio-tech is a foreign owned entity. Pursuant to the tax law of PRC, it is exempt from corporate income tax for its first two years and is entitled to a 50% tax reduction for the succeeding three years. Therefore, DN Bio-tech’s income is subject to 0% income tax rate for the years 2008 and 2009. From 2010 onwards to 2012, DN Bio-tech will benefit to a reduced tax rate of 12.5%.

Since the Company is primarily a holding company without any business activities in United States, the Company did not incur any U.S. tax for the six and twelve months ended June 30, 2011 and December 31, 2010, respectively.

	Three months ended June 30		Six months ended June 30
Description	2011	2010	2011	2010
Income (loss) before taxes:
U.S. Federal	$(898,440)	$-	$(2,255,240)	$-
U.S. State		-	-	-
BVI	-	-	-	-
HK	(32)	-	(26)	-
PRC	1,975,754	2,017,419	3,268,916	2,737,767
Total income before taxes	$1,077,282	$2,017,419	$1,013,650	$2,737,767

Provision for taxes:
Current:
U.S. Federal	$-	$-	$-	$-
U.S. State	-	-	-	-
BVI	-	-	-	-
HK	-	-	-	-
PRC	247,606	252,177	409,288	342,221
	$247,606	$252,177	$409,288	$342,221

China Bio-Energy Corp.
Notes to Financial Statements
As of June 30, 2011 and December 31, 2010
(Stated in US Dollars)

Deferred:
U.S. Federal	$-	$-	$-	$-
U.S. State	-	-	-	-
BVI	-	-	-	-
HK	-	-	-	-
PRC	-	-	-	-
Valuation Allowance	-	-	-	-
Deferred tax:	$-	$-	$-	$-

Total provision for taxes	$247,606	$252,177	$409,288	$342,221
Effective tax rate	22.98%	12.50%	40.38%	12.50%

The differences between the U.S. federal statutory income tax rates and the Company's effective tax rate for the three months ended March 31, 2011 and 2010 are shown in the following table:-

	Three months ended June 30		Six months ended June 30
	2011	2010	2011	2010
U.S. federal statutory income tax rate	34.00%	34.00%	34.00%	34.00%
Lower rates in PRC, net	(9.00)%	(9.00)%	(9.00)%	(9.00)%
Accruals in foreign jurisdictions	10.48%	-	27.88%	-
Tax holiday	(12.50)%	(12.50)%	(12.50)%	(12.50)%
Effective tax rate	22.98%	12.50%	40.38%	12.50%

13.	Risks

A.	Credit risk

Since the Company’s inception, the age of account receivables have been less than one year indicating that the Company is subject to minimal risk borne from credit extended to customers.

B.	Interest risk

The company subject to the interest rate risk when their short term loans become due and require refinancing.

C.	Concentration of demand risk

The Company’s top ten customers accounted for 89.75% and 96.39% of its revenue for the six months ended June 30, 2011 and 2010, respectively. During those same periods, 4 and 5 individual customers each accounted for greater than 10% of the Company’s revenues, respectively.

China Bio-Energy Corp.
Notes to Financial Statements
As of June 30, 2011 and December 31, 2010
(Stated in US Dollars)

D.	Concentration of supply risk

The Company’s top ten vendors accounted for 84.79% and 90.93% of its cost for the six months ended June 30, 2011 and 2010 and, respectively. During those same periods, 2 and 4 individual vendors each accounted for greater than 10% of the Company’s purchases, respectively.

E.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

F.	Inflation Risk

Management monitors changes in prices levels.  Historically inflation has not materially impacted the company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed on the Company’s customers could adversely impact the Company’s results of operations.

14.	Financial Instruments

The Company adopted ASC 820-10, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for using fair value to measure assets and liabilities, and expands disclosures about fair value measurements.

ASC 820-10 includes a fair value hierarchy that is intended to increase the consistency and comparability in fair value measurements and related disclosures. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity’s pricing an asset or liability based upon their own market assumptions. The fair value hierarchy consists of the following three levels:

Level 1–inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2–observable inputs other than level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3–instrument valuations are obtained without observable market values and require a high-level of judgment to determine the fair value.

China Bio-Energy Corp.
Notes to Financial Statements
As of June 30, 2011 and December 31, 2010
(Stated in US Dollars)

The Company’s financial instruments consist mainly of cash and restricted cash. While the Company believes its valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

The following tables present the Company’s financial assets and liabilities at fair value in accordance to ASC 820-10:-

At June 30, 2011:-	Quoted in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Financial assets:
Cash	$3,397,336	$-	$-	$3,397,336
Restricted cash	320,728	-	-	320,728
Total financial assets	$3,718,064	$-	$-	$3,718,064

At December 31, 2010:-	Quoted in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Financial assets:
Cash	$2,253,976	$-	$-	$2,253,976
Restricted cash	259,228	-	-	259,228
Total financial assets	$2,513,204	$-	$-	$2,513,204

In January 2008, the Company adopted SFAS 159, the Fair Value Option for Financial Assets and Financial Liabilities, now known as the provisions of Accounting Standards Codification subtopic 825-10 (formerly SFAS 159), Fair Value Option for Financial Assets and Financial Liabilities, and have elected not to measure any of our current eligible financial assets or liabilities at fair value. SFAS 159 was issued to allow entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, SFAS 159 specifies that unrealized gains and losses for that instrument shall be reported in earnings at each subsequent reporting date. SFAS 159 is effective January 1, 2008.  We did not elect the fair value option for our financial assets and liabilities existing on January 1, 2008, and did not elect the fair value option for any financial assets or liabilities transacted during the six months ended June 30, 2011.

15.	Commitments

A.	Operating lease commitments

The Company leases cars from the Company’s shareholder, Mr. Xinfeng Nie. The impact to the Company’s results of operations, in the form of lease expense, for the six and twelve months ended June 30, 2011 and December 31, 2010, were $26,725 and $13,234, respectively. The Company’s lease contract with the related party calls for operating lease commitments as follows:-

China Bio-Energy Corp.
Notes to Financial Statements
As of June 30, 2011 and December 31, 2010
(Stated in US Dollars)

For the six months ending June 30:-

Fiscal Years	Commitments
2011	$27,073
2012	54,146
2013	54,146
2014	54,146
2015	40,610
$230,121

The Company leases offices from various outside parties. The impact to the Company’s results of operations, in the form of rent expense, for the six and twelve months ended June 30, 2011 and December 31, 2010, were $22,499 and $13,930, respectively. The Company does not have long term contractual agreements with such outside parties. Lease contracts are renegotiated individually on a year-to-year basis. The Company’s current lease contracts with the outside parties call for an operating lease commitment as follows:

For the six months ending June 30:-

Fiscal Year	Commitment
2011	$24,733
2012	12,443
$37,176

B.	Statutory reserve commitment

In accordance with PRC laws, statutory reserve refers to the appropriation from net income, to the account statutory reserve, to be used for future company development, recovery of losses, and increase of capital, as approved, to expand production or operations.  Under the applicable PRC laws, a PRC enterprise operating at a profit must appropriate, on an annual basis, an amount equal to 10% of its profit until the reserve reaches 50% of its registered capital. At June 30, 2010, Ding Neng Bio-tech has appropriated sufficient fund to the statutory reserve account.

	June 30, 2011	December 31, 2010
PRC subsidiaries registered capital
- Ding Neng Bio-tech	$2,920,298	$953,340
Statutory reserve ceiling based on 50% of PRC registered capital	1,460,149	476,670

Less: Retained earnings appropriated to statutory reserve	898,271	898,271
Impact of foreign currency translation	-	-
Reserve commitment outstanding	$561,878	$-

China Bio-Energy Corp.
Notes to Financial Statements
As of June 30, 2011 and December 31, 2010
(Stated in US Dollars)

16.	Earnings per Share

	Three months ended June 30		Six months ended June 30
	2011	2010	2011	2010

Net Income	$829,676	$1,765,242	$604,362	$2,395,546

Income available to Common Stockholders	$829,676	$1,765,242	$604,362	$2,395,546

Original Shares of Common Stock	27,312,515	27,312,515	27,312,515	27,312,515
New Issuance of Common Stock	1,286,043	-	680,216	-
Basic Weighted Average Shares Outstanding	28,047,515	27,312,515	27,717,209	27,312,515

Diluted Weighted Average Shares Outstanding	28,047,515	27,312,515	27,717,209	27,312,515

Earnings Per Share
- Basic	$0.03	$0.06	$0.02	$0.09
- Diluted	$0.03	$0.06	$0.02	$0.09

Weighted Average Shares Outstanding
- Basic	28,047,515	27,312,515	27,717,209	27,312,515
- Diluted	28,047,515	27,312,515	27,717,209	27,312,515

17.	Share Compensation

The Company granted total 1,453,752 shares of common stock to consultant firms for the compensation of consulting services with fair market value $1,152,800 for the six months ended June 30, 2011. This cost was charged to other expense, and credited into common stock and additional paid in capital. The incorporation of this stock transaction has the impact of decreasing the current year’s net income by $1,152,800 or $0.04 per share using the weighted average of shares. No U.S. tax is affected since the Company has not repatriated its earnings to the United States. No tax benefit has yet to be accrued or realized for the six months ended June 30, 2011.